                                                                    EXHIBIT 4.14


                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT
                             (WESTAR CAPITAL, INC.)


         THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (WESTAR CAPITAL, INC.) (this "Agreement") dated as of May _____, 1997, among Hanover Compressor Company, a Delaware corporation (the "Company") and the Stockholders party hereto (all capitalized terms used but not defined prior to Article I shall have the meaning ascribed to them in Article I), which agreement shall be effective upon the consummation of an initial public offering of Common Stock.


                              W I T N E S S E T H:

         WHEREAS, as of the date hereof, the Company and the Stockholders are parties to that certain Stockholders Agreement (Astra Resources, Inc.) dated as of December 5, 1995, amended as of October 31, 1996 (the "Stockholders Agreement");

         WHEREAS, no amendment of the Stockholders Agreement shall be valid unless the same shall be in writing executed by all of the Stockholders; and

         WHEREAS, the Company and the Stockholders agree that it is in their best interests to amend and restate the Stockholders Agreement in its entirety.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                               DEFINITIONS; ETC.

         1.1 Definitions. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

         "Affiliate" shall mean (i) in the case of an entity, any Person who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any specified Person or (ii) in the case of an individual, such individual's spouse, children, grandchildren or parents or a trust primarily for the benefit of any of the foregoing. With respect to GKH, the term Affiliate shall expressly include the partners in GKH.

         "Agreement" shall mean this Amended and Restated Stockholders Agreement (Westar Capital, Inc.), as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

         "Bankruptcy" shall mean with respect to any Person (i) the making of a general assignment or composition for the benefit of creditors or (ii) any commencement of bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any liquidation proceeding under any bankruptcy or insolvency law, or the commencement in respect of such Person or a substantial portion of such Person's property or assets of any liquidation proceeding and, if such case or proceeding is not commenced by such Person, it is either (A) consented to or acquiesced in by such Person or (B) remains undismissed after 60 days following the date of commencement thereof.

         "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

         "Bona Fide Purchaser" shall mean any Person (other than a selling Stockholder's Affiliate) who or which has delivered a good faith written offer to purchase such Stockholder's Stock for cash or Marketable Securities provided, however, that, such Person has the requisite financial resources necessary, in the reasonable opinion of the Board, to purchase and acquire such Stockholder's Stock.

         "Charter Documents" shall mean, in relation to a Person, the collective reference to the Certificate of Incorporation and Bylaws of such Person.

         "Common Stock" shall mean the Company's common stock, par value $.001 per share.

         "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Dispose" or "Disposition" (and any derivatives thereof) shall mean
(i) a voluntary or involuntary sale, assignment, transfer, conveyance or other disposition of a Stockholder's Stock, and (ii) any agreement, contract or commitment to do any of the foregoing.

         "Encumbrance" or "Encumber" shall mean or refer to any lien, claim, charge, pledge, mortgage, encumbrance, security interest, preferential arrangement, restriction on voting or alienation of any kind, adverse interest, or the interest of a third party under any conditional sale agreement, capital lease or other title retention agreement.

         "Exempt Disposition" shall mean a Disposition (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or (ii) pursuant to any public distribution of Stock pursuant to Rule 144 of the Securities Act.





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
         "GKH" shall mean the collective reference to (i) GKH Investments, L.P., a Delaware limited partnership ("Investments"), (ii) GKH Partners, L.P., a Delaware limited partnership ("Partners") and (iii) the respective Affiliates of Investments and Partners. Any and all decisions and determinations to be made by GKH hereunder shall be made by Partners, for itself, Investments and their respective Affiliates.

         "Marketable Securities" shall mean securities of a Person which Person files periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, but only to the extent such securities are, at the applicable time, being publicly traded in the over-the-counter market or on a nationally recognized exchange.

         "Non-GKH Holders" shall mean any Stockholder other than GKH.

         "Person" shall mean any individual, partnership, corporation, limited liability company, joint venture, trust, firm, association, unincorporated organization or other entity.

         "Production Equipment" shall mean, with respect to any Person other than the Company or any of its Subsidiaries, oil and gas production equipment which is similar to or is an enhancement of oil and gas production equipment designed, manufactured, re-conditioned or sold by Hanover/Smith, Inc. as of December 5, 1995.

         "SEC" shall mean the United States Securities and Exchange Commission or any similar agency then having authority to enforce the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

         "Stock" shall mean (i) shares of Common Stock, (ii) shares of preferred stock, and (iii) options and warrants exercisable with respect to, or other securities convertible into or exchangeable for shares of, Common Stock.

         "Stockholder" or "Stockholders" shall mean the parties hereto (other than the Company), their appropriate successors and assigns and any Person who is (i) a holder of Stock and (ii) is or is required to be a party to this Agreement at the time of reference thereto.

         "Subsidiary" shall mean with respect to any Person, (a) any corporation (whether now existing or hereafter organized) of which at least a majority of the voting stock having ordinary voting power for the election of directors is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person or as to which such Person has the power to direct the management or operations thereof, whether by contract or otherwise and (b) any partnership, joint venture, association or other business entity (whether now existing or hereafter organized) of which more than 50% of the equity interest is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person or as to which such Person has the power to direct the management or operations thereof, whether by contract or otherwise.





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
         "Westar" shall mean Westar Capital, Inc. (f/k/a Astra Resources, Inc.), a Kansas corporation and its Affiliates.

         1.2 Certain Other Defined Terms. The following terms are defined in the Section of this Agreement set forth directly opposite such terms:

                   Term                                          Section
                   ----                                          -------
                   Company                                       preamble
                   Exchange Act                                  3.1
                   Participating Stockholder                     2.3(b)

         1.3 Article, Etc. References to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.


                                   ARTICLE II

                             TRANSFER RESTRICTIONS

         2.1       Transfer Restrictions.

                   (a) Transfers by Stockholders. Unless otherwise agreed by all of the Stockholders, any Stock Disposed by a Stockholder, other than pursuant to an Exempt Disposition shall remain subject to all of the terms and conditions of this Agreement in the hands of any Person to whom such Stock may be Disposed and any such Person shall be required to first deliver to the Company and the Stockholders a written agreement assuming and agreeing to be bound by all of the terms and conditions of this Agreement and to be a Stockholder hereunder.

                   (b) Transfers by Westar. In addition to Section 2.1(a), the transferee of a Disposition by Westar, other than pursuant to an Exempt Disposition, shall be required to assume Westar's obligations under the Agreement and Plan of Merger among Westar, the Company, Astra Resources Compression, Inc. and Hanover Acquisition Corp. dated October 13, 1995.

         2.2       Rights to Compel Disposition.

                   (a) Rights of GKH. If GKH proposes to Dispose of all, but not less than all, of its Common Stock to a Bona Fide Purchaser (other than pursuant to an Exempt Disposition), then, notwithstanding anything in this Agreement to the contrary, GKH may require the Non-GKH Holders to Dispose of all of their Common Stock to such Bona Fide Purchaser for the same consideration per share and otherwise on the same terms and conditions (other than with respect to representations and warranties) upon which GKH effects the Disposition of its Common Stock.

                   (b) Obligations of the Non-GKH Holders. In the event that GKH desires to exercise its right pursuant to Section 2.2(a), GKH shall deliver to the Company and the Non-GKH Holders notice setting forth the consideration per share of Stock to be paid by such Bona Fide Purchaser and the other terms and conditions of such Disposition. Within 25 days following the date of such notice, each of the Non-GKH Holders shall deliver to GKH (i) a stock certificate or stock certificates evidencing such Non-GKH Holder's Stock together with an appropriate instrument of assignment duly executed in a proper form to effect the Disposition of such Stock from such Non-GKH Holder to the Bona Fide Purchaser on the books and records of the Company and (ii) a limited power-of-attorney authorizing GKH to effect the Disposition of such Stock pursuant to the terms of such Bona Fide Purchaser's offer as such terms may be modified by GKH, provided, that all of such Non-GKH Holder's Stock is disposed of for the same consideration per share of Stock and otherwise on the same terms and conditions upon which GKH effects the Disposition of its Stock. In the event that any Non-GKH Holder shall fail to deliver such documentation to GKH, the Company shall (A) cause a notation to be made on its books and records to reflect that the Stock of such Non-GKH Holder is bound by the provisions of this Section 2.2 and that the Disposition of such Stock may be effected without the such Non-GKH Holder's consent or surrender of its Stock and (B) hold back the proceeds of the Disposition of any such Non-GKH Holder's Stock in a non-interest bearing account pending compliance by such Non-GKH Holder with its obligations under this Section 2.2(b).

         In addition, in the event GKH exercises its rights under Section 2.2(a), the Non-GKH Holders shall be required to make to the relevant Bona Fide Purchaser such unqualified representations and warranties with respect to their Stock as are set forth in Section 2.4(b) hereof.

                   (c) Responsibility of GKH. Promptly after the consummation of the Disposition of Stock pursuant to this Section 2.2, GKH shall (i) deliver notice thereof to the Non-GKH Holders, (ii) subject to clause
(B) of Section 2.2(b) remit to each Non-GKH Holder the total consideration received by GKH, if any, with respect to such Non-GKH Holder's Stock Disposed of pursuant hereto, and (iii) furnish such other evidence of the completion and time of completion of such Disposition and the terms thereof as may be reasonably requested in writing by the Non-GKH Holders.

                   (d) Failure to Effect Transfer. If, within 90 days after GKH's delivery of the notice required pursuant to Section 2.2(b), GKH shall not have completed the Disposition of its Stock and that of the Non-GKH Holders in accordance herewith, GKH shall return to the Non-GKH Holders the documents and instruments which the Non-GKH Holders shall have delivered
pursuant to this Section 2.2.   Upon the Non-GKH Holder's receipt of such
documents, all the restrictions on Disposition contained in this Agreement with respect to the Stock owned by the Stockholders shall again be in effect.

         2.3       Rights of Inclusion.

                   (a) Rights of the Non-GKH Holders. If GKH proposes to Dispose Common Stock which will result in GKH owning less than 30% of the then issued and outstanding Common Stock it owned as of December 5, 1995 to a Bona Fide Purchaser (other than pursuant





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
to an Exempt Disposition), then any Non-GKH Holder may require GKH to require the Bona Fide Purchaser to purchase all, but not less than all, of the Common Stock then owned by such Non-GKH Holders to such Bona Fide Purchaser in accordance with this Section 2.3(a) for the same consideration per share and otherwise on the same terms and conditions (other than with respect to representations and warranties) upon which GKH effects the Disposition of its Common Stock. GKH shall be permitted to dispose of its Common Stock without restriction if this Section 2.3(a) does not otherwise apply.

                   (b) Obligations of Participating Stockholder. If GKH desires to accept a Bona Fide Purchaser's offer to purchase GKH's Common Stock in accordance with Section 2.3(a), GKH shall deliver a copy of the Bona Fide Purchaser's offer to the Company and the Non-GKH Holders, and, within 25 days of the receipt of such copy, in the event that any Non-GKH Holder desires to exercise its rights pursuant to this Section 2.3 (each a "Participating Stockholder"), such Participating Stockholder shall deliver to GKH and the Company written notice to such effect and shall deliver to GKH (i) a stock certificate or stock certificates evidencing such Participating Stockholder's Stock, together with an appropriate instrument of assignment duly executed in a proper form to effect the Disposition of such Stock to the Bona Fide Purchaser on the books and records of the Company and (ii) a limited power-of-attorney authorizing GKH to effect the Disposition of such Stock pursuant to the terms of such Bona Fide Purchaser's offer as such terms may be modified by GKH, provided, that all of the Participating Stockholder's Stock that is being transferred pursuant to this Section 2.3 is Disposed of for the same consideration per share and otherwise on the same terms and conditions upon which GKH effects the Disposition of its Stock. The failure of a Participating Stockholder to deliver notice of its desire to exercise its rights under, or to otherwise comply with the provisions of, this Section 2.3(b) shall be deemed be a waiver of the Participating Stockholder's rights hereunder.

         The Participating Stockholders shall be required to make to a Bona Fide Purchaser such unqualified representations and warranties with respect to their Stock as are set forth in Section 2.4(b) hereof.

                   (c) Responsibility of GKH. In the event that any Participating Stockholder timely exercises its rights of inclusion under this
Section 2.3, promptly after the consummation of the sale of Stock under this
Section 2.3, GKH shall (i) deliver notice thereof to each Participating Stockholder, (ii) remit to each Participating Stockholder the total consideration received by GKH, if any, with respect to such Participating Stockholder's Stock sold pursuant hereto and (iii) furnish such other evidence of the completion and time of completion of such Disposition and the terms thereof as may be reasonably requested in writing by each Participating Stockholder.

                   (d) Failure to Effect Transfer. In the event that any Stockholder elects to exercise its rights of inclusion under this Section 2.3 as a Participating Stockholder, and if, within 90 days after GKH's delivery of the copy of the Bona Fide Purchaser's offer pursuant to Section 2.3(b), GKH has not completed the Disposition of its Stock and that of the Participating Stockholders in accordance herewith, GKH shall return to each Participating Stockholder the documents and instruments which such Participating Stockholder delivered for Disposition pursuant to this Section 2.3. Upon the Participating Stockholders' receipt of such documents and instruments, all the restrictions on Disposition contained in this Agreement with respect to the Stock owned by the Stockholders shall again be in effect.

         2.4 Agreement of Selling Stockholders. All sales of Stock to be made pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement shall be subject to the following terms:

                   (a) the Disposing Stockholder shall deliver to the purchaser certificates evidencing the Stock being sold, free and clear of Encumbrances, together with duly executed assignments or stock transfer powers in favor of the purchaser or its nominees and such other documents, including evidence of ownership and authority, as the purchaser may reasonably request;

                   (b) the Disposing Stockholder shall not be required to make any unqualified representations or warranties to any Person in connection with such sale, except as to (i) good title to the Stock being sold, (ii) the absence of Encumbrances with respect to the Stock being sold, (iii) its valid existence and good standing of the Disposing Stockholder (if applicable), (iv) the authority for, and validity and binding effect of (as against such Disposing Stockholder), any agreement entered into by such Disposing Stockholder in connection with such sale, (v) all required material consents to such Disposing Stockholder's sale and material governmental approvals having been obtained (excluding any securities laws) and (vi) the fact that no broker's commission is payable by the such Disposing Stockholder as a result of Disposing Stockholder's conduct in connection with the sale; and

                   (c) the Disposing Stockholder shall not be required to provide any indemnities in connection with such sale except for breach of the representations and warranties contained in Section 2.4(b).


                                  ARTICLE III

                             ADDITIONAL AGREEMENTS

         3.1 Furnishing Information. The Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to its stockholders to be mailed to any party hereto which owns 5% or more of the outstanding common stock of the Company within five days after the date such documents are filed with the SEC.

         At any time that the Company does not have a class of securities registered pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), the Company will prepare, for the first three quarters of each fiscal year quarterly reports, and for each fiscal year an annual report, containing information (including, but not limited to, combined or consolidated financial statements which in the case of annual reports shall be audited) substantially equivalent to that required to be included in reports on Form 10-Q and on Form 10-K, respectively, under the Exchange Act. All financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent public accountants concur and except that quarterly statement may be





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
subject to year-end adjustments and shall be certified by the Chief Financial Officer of the Company, and in the case of the annual financial statements, certified by the Company's independent public accountants. The Company will cause at the Company's expense a copy of the respective reports to be mailed to the any party hereto which owns 5% or more of the outstanding common stock of the Company within 50 days after the close of each of the first three quarters of each fiscal year and within 95 days after the close of each fiscal year.

         3.2 Visitation Rights. Westar may, during normal business hours, at Westar's expense, and upon reasonable prior notice to a member of the senior management of the Company, (i) visit and inspect the properties of the Company and its subsidiaries, (ii) examine and copy their books of record and account, and (iii) discuss their affairs, finances and accounts with its officers, employees and independent public accountants, subject, in each case, to any confidentiality agreements to which the Company is a party; provided that no such visit, inspection, examination or discussion shall unreasonably disrupt normal operations of the Company and the Westar representative shall be accompanied by a member of the senior management of the Company. Westar shall comply with the obligations of Westar under the Confidentiality Agreement between the Company and Westar, dated May 23, 1995. The preceding sentence does not apply to any information which (a) has become generally available to the public through no fault of Westar, (b) is required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over Westar, (c) may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) is disclosed to Westar in good faith by a third party who had independent rights to such information, (e) is obsolete or (f) is reasonably believed by Westar to be appropriate in order to comply with any law, order, regulation or ruling applicable to Westar.

         3.3 Amendment to Articles and By-Laws. GKH shall not vote to amend the Articles of Incorporation of the Company, nor shall the Company amend its by-laws in any manner which conflicts with the provisions of this Agreement.

         3.4 Rule 144A. Subject to the execution by any prospective transferee of any Stockholder of a confidentially agreement reasonably satisfactory to the Company and its counsel, and provided that such prospective transferee is not a Competitor, the Company will furnish any such prospective transferee of any Stockholder (so long as such Stockholder owns any Stock), upon the request of such Stockholder or such prospective transferee the information required by Rule 144A of the Securities Act.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         4.1 Endorsement on Stock Certificates. Each and every certificate evidencing Stock shall contain upon its face, or on the reverse side thereof, the following legend:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED,





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
         SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH SUCH ACT. THE TRANSFERABILITY OF THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, WHICH AGREEMENTS THE COMPANY WILL FURNISH TO THE HOLDER OF THIS SECURITY UPON REQUEST.

         A STATEMENT SUMMARIZING THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE VARIOUS CLASSES OF STOCK OR SERIES THEREOF MAY BE OBTAINED BY THE STOCKHOLDERS OF THE COMPANY, WITHOUT CHARGE, FROM THE PRINCIPAL OFFICES OF THE COMPANY."

         4.2 Termination. This Agreement shall terminate upon the earliest to occur of the following events:

                   (a)     Bankruptcy of the Company;

                   (b) The consummation of a publicly registered offering of 20% or more of the Common Stock; provided, that the provisions of Sections 3.1, 3.2 and 3.4 shall survive any termination of this Agreement pursuant to this Section 4.2(b);

                   (c)     100% of the Stock being owned by a single
Stockholder;

                   (d) the voluntary agreement, in writing, of all of the Stockholders;

                   (e) the effective date of the Company's initial public offering (the "Effective Date") failing to occur by September 15, 1997; or

                   (f)     August 1, 2005.

         4.3 Effectiveness. Until occurrence of the Effective Date, the Stockholders Agreement shall remain in full force and effect and in the event of the termination of this Agreement pursuant to Section 4.2(e) hereof, the Stockholders Agreement shall continue in full force and effect.

         4.4       Stock Subject to this Agreement.

                   (a) This Agreement shall apply to all Stock currently or hereinafter owned or acquired by the Stockholders (other than Stock Disposed of pursuant to an Exempt Disposition) including, without limitation, (i) the Stock held by the Stockholders on the date hereof, (ii) any Stock issued to any Stockholder pursuant to Section 4.4(b) hereof, (iii) any Stock





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
issued to any Stockholder pursuant to such Stockholder's exercise of an option or warrant and (iv) any Stock otherwise purchased, acquired or issued to any Stockholder.

                   (b) If, at any time, and from time to time, the Company shall declare and make a distribution upon any of the Stock, or shall validly issue Stock in lieu of, or in exchange for, or in addition to, any of the Stock without the receipt of additional consideration therefor, then any such Stock subsequently issued with respect to the Stock then subject to this Agreement shall constitute additional Stock subject to this Agreement.

         4.5 Notices. Any and all notices or other communications provided for herein shall be in writing and shall be considered duly given upon the earliest to occur of (a) personal delivery, (b) 2 days after being delivered to a national recognized overnight delivery courier or service, (c) 3 days after being mailed by registered or certified mail, return receipt requested, postage prepaid or (d) the delivering parties receipt of a written confirmation of a facsimile transmission. Any notice to a Stockholder shall be addressed to such Stockholder at its address listed on the signature pages of this Agreement. Any party hereto may change its address by giving notice to the other parties hereto as provided herein.

         4.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions hereof shall be enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

         4.7 Modification; Amendment. No modification or amendment of this Agreement shall be valid unless the same shall be in writing executed by all of the Stockholders.

         4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

         4.9 Binding Effect; Complete Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This Agreement (and all agreements and other documents referred to herein) constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof.

         4.10 Specific Performance. The parties acknowledge that given the nature of the obligations of the parties hereto that any non-breaching party will be irreparably damaged by a breach of this Agreement. The parties hereto therefore acknowledge and agree that any non-breaching party hereto may seek specific performance of the provisions hereof and that no party hereto may assert adequacy of a remedy at law as a defense to an action for specific performance hereunder.





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
         4.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         4.12 Attorneys' Fees. If any legal action, including an action for declaratory relief, is brought to enforce any provision of this Agreement, the prevailing party or parties, as the case may be, shall be entitled to recover his, its or their respective reasonable attorneys' fees from the non-prevailing party or parties, as the case may be. These fees, which may be set by the court in the same action or in a separate action brought for that purpose, are in addition to any other relief to which any prevailing party may be entitled.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

                                    THE COMPANY:

                                    HANOVER COMPRESSOR COMPANY
                                    a Delaware corporation



                                    By:
                                       -----------------------------------------
                                       Title:


                                    THE STOCKHOLDERS:

                                    WESTAR CAPITAL, INC., a Kansas corporation
                                    (f/k/a Astra Resources, Inc.)


                                       By:
                                                --------------------------------
                                                Title:

                                                Address:
                                                818 Kansas Avenue
                                                Topeka, Kansas  66602

                                    GKH PARTNERS, L.P., a Delaware limited
                                    partnership

                                    By:  JAKK HOLDING CORP., a general
                                         partner


                                         By:
                                                --------------------------------
                                                Melvyn N. Klein, President

                                                Address:
                                                200 West Madison Street,
                                                Suite 2700
                                                Chicago, Illinois 60606


                                    GKH INVESTMENTS, L.P., a Delaware limited partnership.

                                         By:    GKH Partners, L.P., its general
                                                partner

                                         By:    JAKK Holding Corp., a general
                                                partner


                                         By:
                                                --------------------------------
                                                Melvyn N. Klein, President

                                                Address:
                                                200 West Madison Street,
                                                Suite 2700
                                                Chicago, Illinois 60606






                                      -12-